                                                                     EXHIBIT 4.1



                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.

                            1998 STOCK OPTION PLAN


                   -----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------

SECTION 1.1    GENERAL PURPOSE OF THE PLAN..................................  1

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------
SECTION 2.1    BANK.........................................................  1
SECTION 2.2    BOARD........................................................  1
SECTION 2.3    CHANGE IN CONTROL............................................  1
SECTION 2.4    CODE.........................................................  3
SECTION 2.5    COMPANY......................................................  3
SECTION 2.6    DISABILITY...................................................  3
SECTION 2.7    DISINTERESTED BOARD MEMBER...................................  3
SECTION 2.8    EFFECTIVE DATE...............................................  3
SECTION 2.9    ELIGIBLE DIRECTOR............................................  3
SECTION 2.10   ELIGIBLE EMPLOYEE............................................  3
SECTION 2.11   EMPLOYER.....................................................  4
SECTION 2.12   EXCHANGE ACT.................................................  4
SECTION 2.13   EXERCISE PRICE...............................................  4
SECTION 2.14   FAIR MARKET VALUE............................................  4
SECTION 2.15   FAMILY MEMBER................................................  4
SECTION 2.16   INCENTIVE STOCK OPTION.......................................  4
SECTION 2.17   NON-PROFIT ORGANIZATION......................................  5
SECTION 2.18   NON-QUALIFIED STOCK OPTION...................................  5
SECTION 2.19   OPTION.......................................................  5
SECTION 2.20   OPTION PERIOD................................................  5
SECTION 2.21   OTS REGULATIONS..............................................  5
SECTION 2.22   PERSON.......................................................  5
SECTION 2.23   PLAN.........................................................  5
SECTION 2.24   PLAN ADMINISTRATORS.............................. ...........  5
SECTION 2.25   RETIREMENT...................................................  5
SECTION 2.26   SHARE........................................................  5
SECTION 2.27   TERMINATION FOR CAUSE........................................  5

                                      (i)

                                                                            PAGE
                                                                            ----
                                  ARTICLE III
                                  -----------

                                AVAILABLE SHARES
                                ----------------

SECTION 3.1    AVAILABLE SHARES.............................................  7

                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------

SECTION 4.1    PLAN ADMINISTRATORS..........................................  7
SECTION 4.2    PLAN ADMINISTRATORS' ACTION..................................  7
SECTION 4.3    PLAN ADMINISTRATORS' AUTHORITY...............................  8

                                   ARTICLE V
                                   ---------

                      STOCK OPTIONS FOR ELIGIBLE DIRECTORS
                      ------------------------------------

SECTION 5.1    IN GENERAL...................................................  8
SECTION 5.2    EXERCISE PRICE...............................................  9
SECTION 5.3    OPTION PERIOD................................................  9
SECTION 5.4    VESTING OF OPTIONS...........................................  9

                                   ARTICLE VI
                                   ----------

                      STOCK OPTIONS FOR ELIGIBLE EMPLOYEES
                      ------------------------------------

SECTION 6.1    SIZE OF OPTION............................................... 10
SECTION 6.2    GRANT OF OPTIONS............................................. 10
SECTION 6.3    EXERCISE PRICE............................................... 11
SECTION 6.4    OPTION PERIOD................................................ 11
SECTION 6.5    REQUIRED REGULATORY PROVISIONS............................... 11
SECTION 6.6    ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS........... 12

                                  ARTICLE VII
                                  -----------

                             OPTIONS -- IN GENERAL
                             ---------------------

SECTION 7.1    METHOD OF EXERCISE........................................... 14
SECTION 7.2    LIMITATIONS ON OPTIONS....................................... 15

                                      (ii)

                                                                            PAGE
                                                                            ----
                                  ARTICLE VIII
                                  ------------

                           AMENDMENT AND TERMINATION
                           -------------------------
SECTION 8.1    TERMINATION.................................................. 16
SECTION 8.2    AMENDMENT.................................................... 16
SECTION 8.3    ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION........ 16

                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

SECTION 9.1    STATUS AS AN EMPLOYEE BENEFIT PLAN........................... 17
SECTION 9.2    NO RIGHT TO CONTINUED EMPLOYMENT............................. 18
SECTION 9.3    CONSTRUCTION OF LANGUAGE..................................... 18
SECTION 9.4    GOVERNING LAW................................................ 18
SECTION 9.5    HEADINGS..................................................... 18
SECTION 9.6    NON-ALIENATION OF BENEFITS................................... 18
SECTION 9.7    TAXES........................................................ 18
SECTION 9.8    APPROVAL OF SHAREHOLDERS..................................... 19
SECTION 9.9    NOTICES...................................................... 19

                                   ARTICLE X
                                   ---------

                                 THE TRUST FUND
                                 --------------

SECTION 10.1   ESTABLISHMENT OF A TRUST..................................... 20
SECTION 10.2   THE TRUST FUND............................................... 20
SECTION 10.3   INVESTMENTS OF THE TRUST FUND................................ 20

                                     (iii)

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                     -------------------------------------
                            1998 STOCK OPTION PLAN
                            ----------------------

                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------

          SECTION 1.1   GENERAL PURPOSE OF THE PLAN.
                        ---------------------------

          The purpose of the Plan is to promote the growth and profitability of New Hampshire Thrift Bancshares, Inc., to provide eligible directors, key officers and employees of New Hampshire Thrift Bancshares, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in New Hampshire Thrift Bancshares, Inc.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

          The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

          SECTION 2.1    BANK means Lake Sunapee Bank, f.s.b., a federally
                         ----
chartered savings bank, and any successor thereto.

           SECTION 2.2   BOARD means the Board of Directors of the Company.
                         -----

           SECTION 2.3   CHANGE IN CONTROL means any of the following events:
                         -----------------

          (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 20% or more of the combined voting power of all of the Company's then outstanding securities, for any securities purchased by the Company's employee stock ownership plan and trust; and

          (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least three-quarters of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) the shareholders of the Company approve either:

               (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                    (A) either (I) the members of the Board of the Company
               immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

                    (B) the entity which results from such merger or
               consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

               (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

          (d) the occurrence of an event which would require the Company to report a response it to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act of 1934;

          (e) the occurrence of an event which would result in a Change in Control of the Bank within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS"), as in effect on the date hereof (provided that in applying the definition of change in control as set forth in the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); and

          (f)  any event that would be described in section 2.3(a), (b), (c) or
     (d) if "the Bank" were substituted for "the Company" therein.

          SECTION 2.4    CODE means the Internal Revenue Code of 1986 (including
                         ----
the corresponding provisions of any succeeding law).

          SECTION 2.5    COMPANY means New Hampshire Thrift Bancshares, Inc., a
                         -------
corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

          SECTION 2.6    DISABILITY means a condition of total incapacity,
                         ----------
mental or physical, for further performance of duty with the Employer which the Plan Administrators shall have determined, on the basis of competent medical evidence, is likely to be permanent.

          SECTION 2.7    DISINTERESTED BOARD MEMBER means a member of the Board
                         --------------------------
who (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act.

          SECTION 2.8    EFFECTIVE DATE means April 8, 1998.
                         --------------

          SECTION 2.9    ELIGIBLE DIRECTOR means a member of the board of
                         -----------------
directors of an Employer who is not also an employee or an officer of an Employer.

          SECTION 2.10   ELIGIBLE EMPLOYEE means any employee whom the Plan
                         -----------------
Administrators may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

          SECTION 2.11   EMPLOYER means the Company, the Bank and any successor
                         --------
thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employer or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

           SECTION 2.12  EXCHANGE ACT means the Securities Exchange Act of 1934,
                         ------------
as amended.

          SECTION 2.13   EXERCISE PRICE means the price per Share at which
                         --------------
Shares subject to an Option may be purchased upon exercise of the Option; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

           SECTION 2.14  FAIR MARKET VALUE means, with respect to a Share on a
                         -----------------
specified date:

          (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

          (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Plan Administrators, then in use; or

          (c) if sections 2.14(a) and (b) are not applicable, the fair market value of a Share as the Plan Administrators may determine.

          SECTION 2.15  FAMILY MEMBER means the spouse, parent, child or
                        -------------
sibling of an Eligible Director or Eligible Employee.

          SECTION 2.16   INCENTIVE STOCK OPTION means a right to purchase Shares
                         ----------------------
that is granted to an Eligible Employee pursuant to section 6.1, that is designated by the Plan Administrators to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

          SECTION 2.17   NON-PROFIT ORGANIZATION means any organization which is
                         -----------------------
exempt from federal income tax under section 501(c)(3), (4), (5), (6), (7), (8) or (10) of the Code.

          SECTION 2.18   NON-QUALIFIED STOCK OPTION means a right to purchase
                         --------------------------
Shares that is granted pursuant to section 5.1 or 6.1. For Eligible Employees, an Option will be a Non-Qualified Stock Option if (a) it is not designated by the Plan Administrators to be an Incentive Stock Option, or (b) it does not satisfy the requirements of section 422 of the Code.

          SECTION 2.19  OPTION means either an Incentive Stock Option or a Non-
                        ------
Qualified Stock Option.

          SECTION 2.20   OPTION PERIOD means the period during which an Option
                         -------------
may be exercised, determined in accordance with sections 5.3 and 6.4.

          SECTION 2.21   OTS REGULATIONS means the regulations issued by the
                         ---------------
Office of Thrift Supervision and applicable to the Bank.

          SECTION 2.22   PERSON means an individual, a corporation, a bank, a
                         ------
savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

          SECTION 2.23  PLAN means the New Hampshire Thrift Bancshares, Inc.
                        ----
1998 Stock Option Plan, as amended from time to time.

          SECTION 2.24   PLAN ADMINISTRATORS shall mean the individuals
                         -------------------
described in section 4.1.

          SECTION 2.25   RETIREMENT means retirement at or after the normal or
                         ----------
early retirement date set forth in any tax-qualified retirement plan of the Bank.

           SECTION 2.26  SHARE means a share of Common Stock, par value $.01 per
                         -----
share, of New Hampshire Thrift Bancshares, Inc.

           SECTION 2.27  TERMINATION FOR CAUSE means one of the following:
                         ---------------------

          (a) with respect to an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment with the Employer upon the occurrence of any of the following: (i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of a felony; (ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; (iv) the employee breaches his fiduciary duties to the Employer for personal profit; or (v) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

          (b) with respect to an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a repre sentative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause.

          (c) with respect to an Eligible Director, "Termination for Cause" shall be determined in accordance with the applicable Employer's Bylaws.

                                  ARTICLE III
                                  -----------

                                AVAILABLE SHARES
                                ----------------

           SECTION 3.1   AVAILABLE SHARES.
                         ----------------

          (a) Subject to section 8.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be 208,855 Shares. Such Shares may be authorized and unissued shares, treasury shares, or shares previously issued and reacquired by the Company.

          (b) For purposes of this section 3.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of related Shares; provided, however, that for purposes of meeting the requirements of section 162(m) of the Code, no Eligible Employee who is a covered employee under section 162(m) of the Code shall receive a grant of Options in excess of 146,198 Shares, computed as if any Option which is canceled reduced the maximum number of Shares.

          (c) Any Shares subject to awards under the Plan which are terminated, expire, forfeited or are canceled without having been exercised in full, shall again be available for grant under the Plan.

                                  ARTICLE IV
                                  ----------

                                ADMINISTRATION
                                --------------

          SECTION 4.1    PLAN ADMINISTRATORS.
                         -------------------

          The Plan shall be administered by the Board of Directors of the Bank or by a committee of such Board consisting of three or more directors to whom administration of the Plan has been delegated by resolution of such Board and none of whom are eligible to receive Options under the Plan except as provided in section 5.1. Actions of the Plan Administrators shall be taken by majority vote or by unanimous written consent. All Plan Administrators shall be Disinterested Board Members.

           SECTION 4.2   PLAN ADMINISTRATORS' ACTION.
                         ---------------------------

          The Plan Administrators shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. All actions of the Plan Administrators shall be final and conclusive and shall be binding upon the Employer and all other interested parties. Any Person dealing with the Plan Administrators shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Plan Administrators and one of the Plan Administrators, by two Plan Administrators or by a representative of the Plan Administrators authorized to sign the same in their behalf.

          SECTION 4.3    PLAN ADMINISTRATORS' AUTHORITY.
                         ------------------------------

          Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion with respect to Options, (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the Plan; (d) to determine, based upon criteria to be established by the Plan Administrators, the individual employees to whom Options shall be granted under the Plan; (e) to determine the time or times at which Options shall be granted to employees under the Plan; (f) to determine the number of Shares subject to each Option, the Exercise Price and the duration of each Option granted under the Plan; and (g) to determine all of the other terms and conditions of Options granted under the Plan. The Plan Administrators shall have the authority and discretion to prescribe forms for the operation and administration of the Plan and to take other action not inconsistent with the provisions of the Plan that may be deemed necessary or appropriate. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

                                   ARTICLE V
                                   ---------

                     STOCK OPTIONS FOR ELIGIBLE DIRECTORS
                     ------------------------------------

          SECTION 5.1    IN GENERAL.
                         ----------

          (a) An aggregate of 62,657 Shares shall be reserved for the issuance of Options to Eligible Directors under this Plan. In no event shall any Eligible Director be granted Options to purchase more than an aggregate of 3,000 Shares at any time hereunder.

          (b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall:

               (i)   specify the number of Shares covered by the Option;

               (ii)  specify the Exercise Price, determined in accordance with section 5.2, for the Shares subject to the Option;

               (iii) specify the Option Period determined in accordance with section 5.3;

               (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

               (v) contain such other terms and conditions not inconsistent with the Plan as the Plan Administrators may, in their discretion, prescribe with respect to an Option granted to an Eligible Director.


          SECTION 5.2    EXERCISE PRICE.
                         --------------

          The Exercise Price for an Option granted to an Eligible Director shall be the Fair Market Value of a Share on the date on which the Option is granted.

          SECTION 5.3    OPTION PERIOD.
                         -------------

          Subject to section 5.4, the Option Period during which an Option granted to an Eligible Director under section 5.1 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

            (a) the date of the Eligible Director's Termination for Cause;

            (b) the close of business on the last day of the one-year period commencing on the date of the Eligible Director's termination of service due to death, Disability or Retirement; or

            (c) the last day of the ten-year period commencing on the date on which the Option was granted.


          SECTION 5.4    VESTING OF OPTIONS.
                         ------------------

          The Plan Administrators, in their sole discretion, shall determine, at the time an Option is granted to an Eligible Director, the date or dates upon which all or a portion of the Option shall vest and become exercisable and such date or dates shall constitute the Option's vesting schedule; provided, however, that each Option granted hereunder shall automatically become 100% vested and fully exercisable in the event of an Option holder's death, Disability or Retirement or in the event of a Change in Control. In the event the Plan Administrators provide for an Option to vest and become exercisable in installments, the Shares comprising each installment may be purchased, in whole or in part, by the Eligible Director at any time after such installment has become exercisable. The vesting schedule applicable to an Option granted to an Eligible Director shall be specified in the Option agreement issued to such Eligible Director and the vesting schedules applicable to Options granted to Eligible Directors under this Plan may differ from one another provided that all vesting schedules applicable to all Options granted hereunder shall not be inconsistent with the terms and provisions of this Plan.

                                   ARTICLE VI
                                   ----------

                     STOCK OPTIONS FOR ELIGIBLE EMPLOYEES
                     ------------------------------------

          SECTION 6.1    SIZE OF OPTION.
                         --------------

          Subject to section 6.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted Options shall be determined by the Plan Administrators, in their discretion. The maximum number of Shares that may be optioned to any one individual under this Plan during its entire duration shall be the entire number of Shares available under section 3.1(b) of the Plan.

           SECTION 6.2   GRANT OF OPTIONS.
                         ----------------

          (a) Subject to the limitations of the Plan, the Plan Administrators may, in their discretion, grant to an Eligible Employee an Option to purchase Shares. An Option granted to an Eligible Employee shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.

          (b) Any Option granted under this section 6.2 shall be evidenced by a written Option agreement which shall:

               (i) specify the number of Shares covered by the Option;

               (ii) specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, or both;

               (iii) specify the Exercise Price, determined in accordance with section 6.3, for the Shares subject to the Option;

               (iv) specify the Option Period determined in accordance with section 6.4;

               (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

               (vi) contain such other terms and conditions not inconsistent with the Plan as the Plan Administrators may, in their discretion, prescribe with respect to an Option granted to an Eligible Employee.

          SECTION 6.3    EXERCISE PRICE.
                         --------------

          The Exercise Price for an Option granted to an Eligible Employee shall be determined by the Plan Administrators, in their discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

          SECTION 6.4    OPTION PERIOD.
                         -------------

          Subject to section 6.5, the Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Plan Administrators in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

          (a) the close of business on the last day of the three-month period commencing on the date of the Eligible Employee's termination of employment with the Employer, other than on account of death or Disability, Retirement or a Termination for Cause;

          (b) the close of business on the last day of the one-year period commencing on the date of the Eligible Employee's termination of employment due to death, Disability or Retirement;

          (c) the date and time when the Eligible Employee ceases to be an employee of the Employer due to a Termination for Cause; and

          (d) the last day of the ten-year period commencing on the date on which the Option was granted.

          SECTION 6.5    VESTING OF OPTIONS.
                         ------------------

          (a) Subject to the special requirements applicable to Incentive Stock Options set forth in section 6.6 hereof, the Plan Administrators, in their sole discretion, shall determine, at the time an Option is granted to an Eligible Employee, the date or dates upon which all or a portion of such Option shall vest and become exercisable and such date or dates shall constitute the Option's vesting schedule; provided, however, that each Option granted hereunder shall automatically become 100% vested and fully exercisable in the event of the Option holder's death, Disability or Retirement or in the event of a Change in Control. In the event the Plan Administrators provide for an Option to vest and become exercisable in installments, the Shares comprising each installment may be purchased, in whole or in part, by the Eligible Employee at any time after such installment has become exercisable. The vesting schedule applicable to an Option granted to an Eligible Employee shall be specified in the Option agreement issued to such Employee and the vesting schedules applicable to Options granted to Eligible Employees under this Plan may differ from one another provided that all vesting schedules applicable to all Options granted hereunder shall not be inconsistent with the terms and conditions of this Plan.

          (b) The Option Period of any Option granted to an Eligible Employee hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period. In the event that the Option Period under section 6.4 expires during such suspension, the Company shall pay to the Eligible Employee, within 30 days after his reinstatement as an employee of the Company, damages equal to the value of the expired Options less the Exercise Price of such Options.

          (c) No Option granted to an Eligible Employee hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Employer is terminated in a Termination for Cause.

          SECTION 6.6    ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS.
                         --------------------------------------------------

          In addition to the limitations of section 7.2, an Option granted to an Eligible Employee designated by the Plan Administrators to be an Incentive Stock Option shall be subject to the following limitations:

          (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

          (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

          (c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

          (d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

               (i) three (3) months after the termination of employment with the Company, a parent or a subsidiary (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

               (ii) one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code);

     may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

          (e) Except with the prior written approval of the Plan Administrators, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or
     (ii) the first anniversary of the date on which the Shares were acquired.

                                  ARTICLE VII
                                  -----------

                             OPTIONS -- IN GENERAL
                             ---------------------

           SECTION 7.1   METHOD OF EXERCISE.
                         ------------------

          (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

               (i) giving written notice to the Plan Administrators, in such form and manner as the Plan Administrators may prescribe, of his intent to exercise the Option;

               (ii) delivering to the Plan Administrators full payment, consistent with section 7.1(b), for the Shares as to which the Option is to be exercised; and

               (iii) satisfying such other conditions as may be prescribed in the Option agreement.

          (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Plan Administrators, by one or more of the following: (i) in the form of Shares already owned by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;
(ii) by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          (c) When the requirements of section 7.1(a) and (b) have been satisfied, the Plan Administrators shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

          SECTION 7.2    LIMITATIONS ON OPTIONS.
                         ----------------------

          (a) Subject to the last sentence in this section 7.2(a), an Option by its terms shall not be transferable by the Option holder other than to Family Members or Non-profit Organizations or by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Plan Administrators may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Plan Administrators shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein. Notwithstanding the foregoing, an Option that is not intended to be an Incentive Stock Option shall not be transferable by an Eligible Employee other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, solely by him.

          (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Plan Administrators so request, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Plan Administrators shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Plan Administrators shall determine to be necessary or advisable.

                                 ARTICLE VIII
                                 ------------

                           AMENDMENT AND TERMINATION
                           -------------------------

          SECTION 8.1    TERMINATION.
                         -----------

          The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or ter mination to the Plan Administrators. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

          SECTION 8.2    AMENDMENT.
                         ---------

          The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the voting shares of New Hampshire Thrift Bancshares, Inc.; and provided, further, that no such amendment shall result in non-compliance with any applicable OTS Regulation.

          SECTION 8.3    ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.
                         -----------------------------------------------------

          (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 3.1 shall be adjusted to account for such event. Such adjust ment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Plan Administrators may, in its discretion, establish another appropriate method of adjustment.

          (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding, whether or not exercisable, may be canceled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been canceled.

          (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall, in the discretion of the Plan Administrators, either:

               (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in the Plan Administrators' discretion, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution; or

               (ii) adjust the Exercise Price of each outstanding Option in such manner as the Plan Administrators may determine to be appropriate to equitably reflect the payment of the dividend; or

               (iii) take the action described in section 8.3(c)(i) with respect to certain outstanding Options and the action described in section 8.3(c)(ii) with respect to the remaining outstanding Options.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          SECTION 9.1    STATUS AS AN EMPLOYEE BENEFIT PLAN.
                         ----------------------------------

          This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

          SECTION 9.2    NO RIGHT TO CONTINUED EMPLOYMENT.
                         --------------------------------

          Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Plan Administrators with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

          SECTION 9.3    CONSTRUCTION OF LANGUAGE.
                         ------------------------

          Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

          SECTION 9.4    GOVERNING LAW.
                         -------------

          The Plan shall be construed, administered and enforced according to the laws of the State of New Hampshire without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The Plan shall be construed to comply with applicable OTS Regulations.

          SECTION 9.5    HEADINGS.
                         --------

          The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

          SECTION 9.6    NON-ALIENATION OF BENEFITS.
                         --------------------------

          The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a qualified domestic relations order as defined in section 414(p) of the Code.

          SECTION 9.7    TAXES.
                         -----

          The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

          SECTION 9.8    APPROVAL OF SHAREHOLDERS.
                         ------------------------

          (a) The Plan shall not be effective or implemented unless the Plan is approved by a majority of shareholders of the Company voting in person or by proxy at a duly held shareholders' meeting. The Plan shall be effective as of the date of such approval.

          (b) No Option shall be granted prior to shareholder approval of the Plan.

          SECTION 9.9    NOTICES.
                         -------

          Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

          (a)  If to the Plan Administrators:

               New Hampshire Thrift Bancshares, Inc.
               9 Main Street, P.O. Box 29
               Newport, NH 03773-0029
               Attention:     Corporate Secretary
                              -------------------

               with a copy to:

               Thacher Proffitt & Wood
               1500 K Street, NW, Suite 200
               Washington, DC 20005

               Attention:     Richard A. Schaberg, Esq.
                              -------------------------

          (b) If to an Option holder, to the Option holder's address as shown in the Employer's records.

                                   ARTICLE X
                                   ---------

                                THE TRUST FUND
                                --------------

          SECTION 10.1   ESTABLISHMENT OF A TRUST.
                         ------------------------

          The Company may, in its sole and absolute discretion, establish a trust for use in connection with the Options granted under this Plan. In the event the Company establishes a trust, it shall contribute, or cause to be contributed, from time to time, such amounts of money or property, which may include Shares, as shall be determined by the Company's Board of Directors, in its discretion. Upon the establishment of such trust, the Plan Administrators shall determine the rights, if any, which an Option holder shall have with respect to the Shares held in the trust. Any and all such rights shall be specified in the Option agreement issued to such Option holder.

          SECTION 10.2   THE TRUST FUND.
                         --------------

          The assets held in the trust established by the Company shall constitute a "trust fund" which shall be held and invested pursuant to a written trust agreement to be entered into between the Company and a trustee. The terms of the trust agreement shall include provisions conferring powers on the trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan or any Option agreement, or as may be prescribed by or under the authority of the Company's Board of Directors. No bond or security shall be required of any trustee at any time in office.

          SECTION 10.3   INVESTMENTS OF THE TRUST FUND.
                         -----------------------------

          In the event a trust is established hereunder, the trustee shall invest the trust fund in Shares and in such other investments as may be permitted under the trust agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Bank, in such proportions as shall be determined by the Plan Administrators; provided, however, that in no event shall the trust fund be used to purchase more than Two Hundred and Eight Thousand Eight Hundred Fifty-Five (208,855) Shares or such other amount as may be specified in section 3.1 hereof. Notwithstanding the immediately preceding sentence, the trustee may temporarily invest the trust fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the trustee may retain the trust fund uninvested or may sell assets of the trust fund to provide amounts required for purposes of the Plan.

          The Company may, in its sole and absolute discretion, establish a trust for use in connection with certain of the Options granted under this Plan. In the event the Company establishes a trust, it shall contribute, or cause to be contributed, from time to time, such amounts of money or property, which may include Shares, as shall be determined by the Company's Board of Directors, in its discretion. Upon the establishment of such trust, the Plan Administrators shall determine the rights, if any, which an Option holder shall have with respect to the Shares held in the trust. Any and all such rights shall be specified in the Option agreement issued to such Option holder.

                                      -21-